UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FIRST AMENDED
                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):    MARCH 3, 2006

                               ANZA CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                      O-24512                 88-1273503
     (State or other               (Commission            (I.R.S. Employer
     jurisdiction of               File Number)          Identification No.)
     incorporation)

                             C/O VIKING INVESTMENTS
                             65 BROADWAY, SUITE 814
                               NEW YORK, NY 10006
               (Address of principal executive offices) (zip code)

                                 (212) 430-6548
              (Registrant's telephone number, including area code)

                         3200 BRISTOL STREET, SUITE 700
                              COSTA MESA, CA 92626
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On January 6, 2006, we filed an Item 1.02 Current Report on Form 8-K reporting that we had terminated that certain Common Stock Purchase Agreement dated September 19, 2005, between Anza Capital, Inc., a Nevada corporation (referred to as "We" or "Anza") and others whereby Vince Rinehart, a shareholder and our sole officer and director ("Rinehart") and AMRES Holding, LLC, a Nevada limited liability company under control of Rinehart ("AMRES Holding") would have sold a total combined amount of 10,279,369 shares of our common stock and warrants to purchase a total of 3,450,000 shares of our common stock (the "Securities"), to Viking Investments USA, Inc., a Delaware corporation ("Viking"), for an aggregate purchase price of $375,000. Viking does not bear a related-party relationship to Anza or its management.

      Following January 6, 2006, the parties to the Common Stock Purchase Agreement agreed to re-enter into the agreement and closed the transaction on March 3, 2006 on terms as originally contemplated.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On March 3, 2006, we completed the disposition of substantially all of our assets, including but not limited to, all of our ownership interest in our subsidiary, American Residential Funding, Inc., a Nevada corporation ("AMRES") to AMRES Holding, LLC, a Nevada limited liability company ("AMRES Holding") under control of Vince Rinehart, a shareholder and our sole officer and director ("Rinehart"). Effective on September 30, 2005, the disposition was approved by written consent of a majority of our stockholders.

      In exchange for substantially all of our assets, including but not limited to, all of our ownership interest in AMRES, (i) Rinehart delivered a majority of his ownership interest in Anza, consisting of 831,375 shares of common stock and 1,880,000 shares of our common stock acquired upon the conversion of 18,800 shares of Series F Convertible Preferred Stock, to Viking Investments USA, Inc., a Delaware corporation ("Viking"). Rinehart kept 156,900 shares of our common stock; (ii) Rinehart terminated that certain Employment Agreement dated June 1, 2001, by and between Rinehart and Anza; (iii) AMRES assumed all obligations under that certain real property lease by and between Anza and Fifth Street Properties-DS, LLC; (iv) AMRES delivered to Viking its ownership interest in Anza, consisting of 4,137,500 shares of our common stock; and (v) AMRES Holding delivered warrants to acquire 250,000 shares of our common stock to Viking.

      The consideration given or received for the assets was determined by arm's length negotiations between all the parties involved.


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


ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT.

      On September 19, 2005, we entered into a Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") whereby Rinehart and AMRES Holding agreed to sell a total combined amount of 10,279,369 shares of our common stock and warrants to purchase a total of 3,450,000 shares of our common stock (the "Securities"), to Viking, for an aggregate purchase price of $375,000. The closing for the transactions contemplated by the Common Stock Purchase Agreement took place upon the satisfaction of all closing conditions on March 3, 2006.

      On September 23, 2005, we received a signed Securities Purchase Agreement dated September 16, 2005 from Peter and Irene Gauld (the "Gaulds"), by and between AMRES Holding and the Gaulds, whereby the Gaulds agreed to sell to AMRES Holding, warrants to acquire 2,000,000 shares of common stock of Anza in exchange for the total purchase price of $10,000. These securities were subsequently sold to Viking on March 3, 2006, pursuant to the terms of the Common Stock Purchase Agreement.

      On September 30, 2005, we entered into a Reorganization, Stock and Asset Purchase Agreement (the "Reorganization Agreement") by and among Anza and AMRES, on the one hand, and Rinehart and AMRES Holding, on the other hand, whereby (i) Rinehart agreed to deliver a majority of his ownership interest in Anza, consisting of 831,375 shares of common stock and 1,880,000 shares of our common stock acquired upon the conversion of 18,800 shares of Series F Convertible Preferred Stock, to Viking; (ii) AMRES delivered to Viking its ownership interest in Anza, consisting of 4,137,500 shares of our common stock; and (iii) AMRES Holding delivered warrants to acquire 250,000 shares of our common stock to Viking. The closing for the transactions contemplated by the Reorganization Agreement took place upon the satisfaction of all closing conditions on March 3, 2006.

      On September 30, 2005, AMRES Holding entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Cranshire Capital, L.P. ("Cranshire"), The dotCom Fund, LLC ("dotCom"), and Keyway Investments, Ltd. ("Keyway") (each a "Seller" and collectively the "Sellers"), whereby the Sellers agreed to sell to AMRES Holding, an aggregate of 3,043,945 shares of our common stock, 8,201.5 shares of our Series D Preferred stock, and warrants to purchase 750,000 shares of our common stock, in exchange for the total purchase price of $125,000. The closing for the transactions contemplated by the Stock Purchase Agreement took place upon the satisfaction of all closing conditions on March 3, 2006. These securities were subsequently sold to Viking on March 3, 2006, pursuant to the terms of the Common Stock Purchase Agreement.

      On October 12, 2005, we received a signed Securities Purchase Agreement dated September 16, 2005, by and between AMRES Holding and GunnAllen Financial, Inc., a Florida corporation ("GunnAllen"), whereby GunnAllen agreed to sell to AMRES Holding, warrants to acquire 450,000 shares of common stock of Anza in exchange for the total purchase price of $5,000. These securities were subsequently sold to Viking on March 3, 2006, pursuant to the terms of the Common Stock Purchase Agreement.

      As a result of the consummation of the above described transactions, Viking acquired voting control of Anza, and owns 9,892,820 shares of our common stock, or approximately 74%.

ITEM 5.02   DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL   OFFICERS;   ELECTION  OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Effective upon the closing of the transactions referenced above, on March 3, 2006, Vincent Rinehart resigned as our sole officer and director. On September 30, 2005, our shareholders approved the election of Tom Simeo as a director; however, Mr. Simeo declined to accept the position and instead recommended to the Board that they elect and appoint the following officers and directors, each of which has accepted the position and took office effective at the close of business on March 3, 2006:

      Name                            Age      Position(s)
     --------------------------      -----    ----------------------------------

      Li Shaoming                     44       Chairman of the Board, President,
                                               and Chief Executive Officer

      Meng Fanrong                    35       Director

      Pi Dianjun                      55       Director

      Wang Zuoliang                   35       Chief Financial Officer

      Mr. LI SHAOMING has served as the Chairman of the Board of Directors since founding Harbin Renhuang Pharmaceutical Co. Ltd in 1996. Mr. Li has more than 20 years experience from the pharmaceutical and finance industry. From 1984 to 1996, Mr. Li served as Vice Chairman of Shenzhen Health Pharmaceutical Co. Ltd, a company dedicated to drug research, production, and sales. Mr. Li is a professor at Harbin Business University and Northeastern Agriculture University. Mr. Li also served as Vice Chairman of Heilongjiang Provincial Chinese Traditional Medicine Association and Heilongjiang Provincial Medicine Association. Mr. Li Shaoming graduated from Central University of Finance and Economics in Beijing, China with a bachelor degree in finance.

      Mr. MENG FANRONG has served as the Chief Executive Officer of Harbin Venture Capital Ltd since 2001. Mr. Meng has more than 15 years investment experience in China. In 1997, he participated in the successful Initial Public Listing of Asiapower Investment in Singapore. Mr. Meng also has participated in various international investment banking transactions with private and publicly listed companies. Mr. Meng Fanrong graduated from Xiamen University with a master degree in Finance.

      Mr. PI DIANJUN has served as the Chief Operation Officer of Harbin Renhuang Pharmaceutical Co. Ltd since 2003, including responsibilities for the human resource department, information management, the center of management, and the office of the president in Renhuang. From 1992 to 2001, Mr. Pi served as the Chief Operation Officer of China Resource Breweries Limited, Harbin Office; from 2002 to 2004, Mr. Pi served as Vice Chairman of Kuihua Pharmarceutical Co. Ltd. Mr. Pi Dianjun graduated from Heilongjiang University.


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


      Mr. WANG ZUOLIANG has served as Chief Financial Officer of Harbin Renhuang Pharmarceutical Co. Ltd since 2005. Mr. Wang Zuoliang has more than 10 years experience in accounting. From 2004 to 2005, Mr. Wang Zuoliang served as CFO of Harbin Huijiabei Food Co. Ltd. From 2001 to 2004, Mr. Wang served as the manager of accounting department of China Resource Breweries Limited, Harbin Office. Mr. Wang Zuoliang graduated from Qiqihaer Mechanic Institute in 1994 with bachelor degree in engineering management.

      None of our directors are directors of any other reporting companies, and we have no committees of our Board of Directors.

EXHIBITS

10.1  (1)     Common Stock Purchase Agreement dated September 19, 2005.

10.2  (1)     Securities Purchase Agreement dated September 16, 2005.

10.3  (2)     Reorganization,   Stock  and  Asset  Purchase  Agreement  dated
              September 30, 2005.

10.4  (2)     Stock Purchase Agreement dated September 30, 2005.

10.5  (3)     Securities Purchase Agreement dated September 16, 2005.

(1) Incorporated by reference from our Current Report on Form 8-K filed with the Commission on September 23, 2005.

(2) Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 3, 2005.

(3) Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 14, 2005.


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 13, 2006                    Anza Capital, Inc.,
                                          a Nevada corporation


                                          /s/ Li Shaoming
                                         ------------------------------------
                                          By:     Li Shaoming
                                          Its:    President